Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code(18 U.S.C. §1350), Paula Ragan, Ph.D., Chief Executive Officer of X4 Pharmaceuticals, Inc. (the “Company”) and Adam S. Mostafa, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 5th day of November 2020.

Dated: November 5, 2020	/s/ Paula Ragan, Ph.D.
Name: Paula Ragan, Ph.D.
President, Chief Executive Officer and Secretary
(Principal Executive Officer)

Dated: November 5, 2020	/s/ Adam S. Mostafa
Name: Adam S. Mostafa
Chief Financial Officer and Treasurer
(Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of X4 Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.